                                                                      Exhibit 11
                                                                     Page 1 of 2




                      LAFARGE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF NET INCOME PER COMMON EQUITY SHARE
             (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS                                  SIX MONTHS
                                                            ENDED JUNE 30                                 ENDED JUNE 30
                                                 -----------------------------------------------------------------------------------
                                                       1996                   1995                   1996                  1995
                                                 ---------------        ---------------        ---------------       ---------------
 PRIMARY CALCULATION
 -------------------

 Net income                                         $   43,265            $    49,718           $      5,070           $    7,665
                                                 ===============        ===============        ===============       ===============

 Weighted average number of common equity
    shares outstanding                                  69,650                 68,498                 69,488               68,375

 Net effect of dilutive stock options based on
    the treasury method                                    440                    380                    360                  292
                                                 ---------------        ---------------        ---------------       ---------------

 Weighted average number of common equity
    shares and share equivalents outstanding            70,090                 68,878                 69,848               68,667
                                                 ===============        ===============        ===============       ===============

 Primary net income per common equity
    share                                           $      .62            $       .72           $        .07           $      .11
                                                 ===============        ===============        ===============       ===============

                                                                        TWELVE MONTHS
                                                                        ENDED JUNE 30
                                                         ------------------------------------------
                                                                  1996                   1995
                                                         ------------------     -------------------
 PRIMARY CALCULATION
 -------------------

 Net income                                                   $   127,018           $     112,031
                                                         ==================     ===================

 Weighted average number of common equity
    shares outstanding                                             69,221                  68,169

 Net effect of dilutive stock options based on
    the treasury method                                               355                     314
                                                         ------------------     -------------------

 Weighted average number of common equity
    shares and share equivalents outstanding                       69,576                  68,483
                                                         ==================     ===================

 Primary net income per common equity
    share                                                     $      1.83           $        1.64
                                                         ==================     ===================

                                                                      Exhibit 11
                                                                     Page 2 of 2



                      LAFARGE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF NET INCOME PER COMMON EQUITY SHARE
             (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS                           SIX MONTHS
                                                                    ENDED JUNE 30                        ENDED JUNE 30
                                                          ----------------------------------------------------------------------
                                                               1996               1995                1996             1995
                                                          -------------      -------------      -------------      -------------
 FULLY DILUTED CALCULATION
 -------------------------

 Net income                                                 $   43,265        $   49,718         $    5,070         $    7,665

 Add after tax interest expense applicable to 7%
    Convertible Subordinated Debentures                          1,110             1,750              2,219              3,500

                                                          -------------      -------------      -------------      -------------
 Net income assuming full dilution                          $   44,375        $   51,468         $    7,289         $   11,165
                                                          =============      =============      =============      =============


 Weighted average number of common equity
    shares outstanding                                          69,650            68,498             69,488             68,375

 Add additional shares assuming conversion of 7%
    Convertible Subordinated Debentures                          4,520             4,520              4,520              4,520

 Net effect of dilutive stock options based on
    the treasury stock method                                      440               380                401                316


 Weighted average number of common equity
    shares assuming full conversion of all potentially
    dilutive securities                                         74,610            73,398             74,409             73,211
                                                          =============      =============      =============      =============


 Fully diluted net income per common equity share           $      .59        $      .70         $      .10   (a)   $      .15  (a)
                                                          =============      =============      =============      =============

                                                                                   TWELVE MONTHS
                                                                                   ENDED JUNE 30
                                                                   -------------------------------------------
                                                                          1996                     1995
                                                                   -----------------       -------------------
 FULLY DILUTED CALCULATION
 -------------------------

 Net income                                                          $     127,018           $      112,031

 Add after tax interest expense applicable to 7%
    Convertible Subordinated Debentures                                      4,439                    7,000

                                                                   -----------------       -------------------
 Net income assuming full dilution                                     $   131,457           $      119,031
                                                                   =================       ===================


 Weighted average number of common equity
    shares outstanding                                                      69,221                   68,169

 Add additional shares assuming conversion of 7%
    Convertible Subordinated Debentures                                      4,520                    4,520

 Net effect of dilutive stock options based on
    the treasury stock method                                                  409                      314
                                                                   -----------------       -------------------

 Weighted average number of common equity
    shares assuming full conversion of all potentially
    dilutive securities                                                     74,150                   73,003
                                                                   =================       ===================

 Fully diluted net income per common equity share                   $         1.77          $          1.63
                                                                   =================       ===================



(a) This calculation is submitted in accordance with Regulation S-K item 601(b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.





                                      -16-